CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY U.S. WIRELESS DATA, INC. FOR CERTAIN INFORMATION CONTAINED IN ARTICLE 6 OF THIS AGREEMENT.



CONTRACT NO. ###-##-####







JOINT CDPD SALES AND MARKETING AGREEMENT between
US WIRELESS DATA INC
and
BELL ATLANTIC MOBILE
















                                    PRIVATE

The information contained herein is proprietary and should not be disclosed to unauthorized persons. It is meant solely for use by authorized Bell Atlantic Mobile employees and persons employed, retained or consulted by them.



                    JOINT CDPD SALES AND MARKETING AGREEMENT

                THIS JOINT MARKETING AGREEMENT is made by and between Cellco Partnership, a Delaware General Partnership, doing business as Bell Atlantic Mobile, located at 180 Washington Valley Road, Bedminster, NJ 07921 (hereinafter "Bell Atlantic Mobile"), and US WIRELESS DATA INC, a California corporation, with its principal place of business at 2200 Powell Street, Suite 450, Emeryville, CA 94608 ("USWD").

                              W I T N E S S E T H

        WHEREAS, Bell Atlantic Mobile has the ability to offer its current and prospective customers its wireless data Cellular Digital Packet Data ("CDPD") services; and

        WHEREAS, USWD develops and distributes a certain software and hardware package to provide wireless credit card merchant service to satisfy particular customer requirements; and

        WHEREAS, the parties have entered into an Airbridge Packet Service Agreement, dated August 14, 1997, a copy of which is attached hereto;

        WHEREAS the parties have determined that it will be beneficial for the parties to sell and market a total USWD Solution to prospective customers.


        NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties as hereinafter set forth, Bell Atlantic Mobile and USWD agree as follows:

ARTICLE 1 - DEFINITIONS
            -----------

        "Affiliate" of a person or entity (the "primary party") means another person or entity which falls within any one or more of the following categories:
(i) a person or entity that is controlled by, controls or is under the same control as the primary party, or (ii) a subsidiary (whether or not consolidated) of the primary party, or (iii) an entity of which the primary party is a subsidiary (whether or not consolidated), or (iv) a person or entity which has a material ownership interest in the primary party or which manages a significant portion of the primary party's day-to-day operations, or (v) an entity in which the primary party has a material ownership interest or which has a significant portion of its day-to-day operations managed by the primary party.

     "Bell Atlantic Mobile Market Area" means the area designated as the Bell Atlantic Mobile Market Area in Exhibit A hereto.

     "Bell Atlantic Mobile Services" means CDPD, services as set forth in the Airbridge CDPD Service Agreement.

     "Cellular Digital Packet Data Service ("CDPD"). Cellular radio service utilizing packet switching technology to transmit data over radio frequency channels. The raw data rate of CDPD is 19.2 Kilobits per second. It is a connectionless multi-protocol network service providing peer network wireless extension to existing data networks.

     "USWD Market Area" means the area(s) designated as the Bell Atlantic Mobile Primary Serving Markets as listed in Exhibit A

     "USWD Products" means a VeriFone TRANZ 330 or TRANZ 380 Credit Card terminal and the TRANZenabler unit or equivalent unit and/or combination of services along with credit card processing services.

     "Customer" means, at any time, any current customer or client of the party in question.

     "Solutions" means actual or proposed total wireless data solutions to the needs of Prospects, which solutions utilize CDPD along with the USWD Products.

     "Direct Sales Channel" means for any entity all individuals employed by such entity for the purpose of sales and all sales facilities operated by such entity (such as communication store outlets, in the case of Bell Atlantic Mobile), but shall not include independent agents of such entity.

     "Existing Bell Atlantic Mobile Services" means the CDPD services which Bell Atlantic Mobile markets generally from time to time.

     "Network Entity Identifier" ("NEI"). A network address assigned to the MES. Each MES has an NEI and a unique corresponding EID for authentication purposes.

     "Prospect" means any Customer or potential Customer to whom a party hereto has made, or is considering making, a Proposal.

     To "Reasonably Recommend" a Product or Solution means to recommend and promote such Product or Solution to a Prospect in a manner reasonably designed to influence the Prospect to purchase the Product or Solution; provided, that an obligation to Reasonably Recommend a Product or Solution does not include any obligation: (a) to promote any Product or Solution if there exists a good faith belief that the Prospect's requirements would not be addressed as well by such Product or Solution as they would by some competing Product or Solution or (b) to continue promoting the Product or Solution if the Prospect indicates an unwillingness to consider using it.

ARTICLE 2 - JOINT SALES AND PROMOTION
            -------------------------

2.1 Recommendation of USWD Products. During the term of this Agreement, Bell Atlantic Mobile, through its Direct Sales Channel, may Reasonably Recommend the USWD Products in the Bell Atlantic Mobile Market Area.

2.2 Bell Atlantic Mobile Proposals. During the term of this Agreement, whenever Bell Atlantic Mobile is considering making a Proposal which, in Bell Atlantic Mobile's reasonable judgment, may benefit from the inclusion of USWD Products, Bell Atlantic Mobile may so notify USWD. Upon receipt of such notice, USWD shall promptly provide to Bell Atlantic Mobile all sales, marketing and technical support necessary to enable Bell Atlantic Mobile to include in its Proposal, to the extent reasonably practical, Solutions using USWD Products. Bell Atlantic Mobile may request USWD's support, but Bell Atlantic Mobile shall be under no obligation to recommend Solutions containing USWD Products to Bell Atlantic Mobile's Prospects.

2.3 Training Regarding USWD Products and Technology. During the term hereof, in order to enhance Bell Atlantic Mobile's ability to Reasonably Recommend USWD Products and its ability to create Proposals which could include USWD Products, and thereby to further advance both parties' purposes hereunder, USWD shall make available to Bell Atlantic Mobile information designed to enhance Bell Atlantic Mobile's understanding of the functions and advantages of the USWD Products.

2.4 Exclusivity of Bell Atlantic Mobile CDPD Service. During the term hereof, USWD shall use only Bell Atlantic Mobile CDPD Service for its USWD Products and Solutions, in the Bell Atlantic Mobile Market Area. In the event that USWD has a similar Joint Sales and Marketing Agreement in place with another wireless carrier, it may sell such services as part of the Solution, provided that it must be done solely through the other carrier's sales force and not by USWD Agents or employees. USWD employees will only jointly sell with another carrier's direct sales force when the carrier specifically refers the potential Customers to USWD. If any sales are made by USWD, its Agents or sales force or through Bell Atlantic Mobile, it must exclusively be a solution utilizing Bell Atlantic Mobile CDPD Service. USWD shall not recommend any provider of CDPD other than Bell Atlantic Mobile to any Customer or potential Customer in the Bell Atlantic Mobile Market Area.

ARTICLE 3 - RELATIONSHIP OF THE PARTIES
            ---------------------------

     Each of the parties hereto will act as, and will be, independent contractors in all aspects of their performance of this Agreement. Neither party will act or have authority to act as an agent for the other party for any purpose whatsoever. Nothing in this Agreement will be deemed to constitute or create a joint venture, partnership, franchise, pooling arrangement, or other formal business entity or fiduciary relationship between USWD and Bell Atlantic Mobile.


        3.1     BELL ATLANTIC MOBILE RESPONSIBILITIES
                -------------------------------------

3.1.1 Bell Atlantic Mobile will market the USWD Solution to retail merchants that meet the criteria set forth in Section 3.2.

3.1.2 Should the retail merchant wish to submit an application to purchase the USWD Solution, the Bell Atlantic Mobile sales representative will provide the merchant with an application to be filled out. The Bell Atlantic Mobile sales representative will arrange for the delivery of the completed USWD or other Bank Processor merchant application, Rates and Fees Schedule and a check from the merchant for the activation fees due to USWD.

3.1.3 Bell Atlantic Mobile will make available the USWD retail merchant solution to select Bell Atlantic Mobile sales representatives in specific Bell Atlantic Mobile CDPD markets on a region by region basis. The decision as to the regions that will participate shall be at the sole discretion of Bell Atlantic Mobile

3.1.4 Sales Demo Equipment- In each Bell Atlantic Mobile market participating in this program, Bell Atlantic Mobile will purchase, lease, or rent TRANZ 330 or TRANZ 380 terminals for Bell Atlantic Mobile sales representatives for the purpose of demonstrating the USWD solution to potential customers. For each of these terminals, USWD will provide fully operational TRANZenabler units for use with these terminals at a total fee of $7.50 per month per terminal for up to 30 units. Bell Atlantic Mobile and USWD agree to revisit this issue and USWD shall, in good faith, supply Bell Atlantic Mobile with additional units should Bell Atlantic Mobile require additional TRANZenabler units beyond the 30 units stated above.

3.1.5 Bell Atlantic Mobile will assist USWD in scheduling and coordinating training programs for Bell Atlantic Mobile sales representatives in specific Bell Atlantic Mobile markets for this project.

3.1.6 Make good faith efforts to arrange for its sales representatives attend scheduled training sessions conducted by USWD;

3.1.7 Market the USWD Product and Solutions to qualified retail business merchants;

3.1.8 Arrange for the collection of a $150 merchant application fee and any additional activation fees for each retail merchant who submits a merchant application for the USWD service.

3.1.9 Deliver completed merchant application and Rates and Fees Schedule to the USWD representative along with a check collected from the merchant for the application fee.

3.1.10 Bell Atlantic Mobile will provide Airbridge CDPD services for all USWD representatives in Bell Atlantic Mobile markets for demonstration purposes as follows:

3.1.10.1 for USWD employees directly supporting Bell Atlantic Mobile sales efforts in Bell Atlantic Mobile CDPD territories, Bell Atlantic Mobile will provide one NEI for each employee

3.1.10.2 for non-salaried Independent Sales Organization of USWD selling directly to end merchants in Bell Atlantic Mobile CDPD territories, Bell Atlantic Mobile will provide up to 2 NEIs per Independent Sales Organization.

The rates for such demonstration services shall be at no charge within the Bell Atlantic Mobile Market Area on the Bell Atlantic Mobile System and shall be at the rate of 8 cents per kilobyte when outside the Bell Atlantic Mobile Market Area or when on another carrier's System while in the Bell Atlantic Mobile Market Area.

3.1.11 Ordering of all NEIs for Demo units must be approved by Bell Atlantic Mobile HQ Marketing Project Manager. These Units are for demonstration purposes only and are not to be permanently installed in a merchant location.

3.2    USWD RESPONSIBILITIES
       ---------------------

3.2.1 USWD will provide credit/debit card transaction payment services to qualified retail merchants:

3.2.2 USWD shall provide the TRANZenabler or equivalent as follows:

3.2.2.1 at no charge once a qualified merchant has met the established minimum transaction volume requirements of $12,000 in credit dollar transactions or 200 transactions; or

3.2.2.2 at the rate of $15 per unit per month for merchants who do not meet the requirements set forth in Section 3.2.2.1; or

3.2.3 USWD will process the application for the merchant service and, if approved, will deploy and install TRANZenabler(s) exclusively using Bell Atlantic Mobile

CDPD services  under the terms and  conditions of the AirBridge
Packet Services Agreement attached hereto.

3.2.4 USWD shall provide all USWD Products and Solutions to its Customers for its own account and train the retail merchants in the operation of the Products and Solutions. The retail merchants shall at all times be the Customer of USWD and Bell Atlantic Mobile shall have no liabilities or obligations to these merchants. USWD shall be Bell Atlantic Mobile's only Customer for CDPD Service and sales of USWD Solutions under this Agreement.

3.2.5 USWD will be responsible, either directly or indirectly, for all first level help desk (24 hours per day, 7 days per week ) support of the retail merchant for this program.

3.2.6 For each Bell Atlantic Mobile CDPD market identified as participating in the Program", USWD will provide the following:

3.2.6.1 reasonable sales training material for each Bell Atlantic Mobile sales representative who will be marketing to retail merchants;

3.2.6.2 A minimum of one USWD representative residing in the applicable Bell Atlantic Mobile region(s) to coordinate all USWD responsibilities for this program; and

3.2.6.3 Delivery of fully operational demonstration units for Bell Atlantic Mobile sales representatives selling this solution, pursuant to Section 3.1.4

3.2.7 The USWD representative will perform the following functions in the selected Bell Atlantic Mobile market:

3.2.7.1 Reasonably train each Bell Atlantic Mobile sales representative, including classroom training and joint sales calls;

3.2.7.2 Provide each Bell Atlantic Mobile sales representative with all retail merchant application paperwork, procedures, checklists, worksheets and all other sales tools required necessary for the Bell Atlantic Mobile sale representatives to appropriately market the USWD Products and Solutions. Each application shall contain a provision or an addendum containing a waiver of liability against Bell Atlantic Mobile by the merchant.

3.2.7.3 Process all merchant applications according to procedures developed by USWD and agreed to by Bell Atlantic Mobile;

3.2.7.4 Negotiate any non-standard price quotations directly with the retail merchant; and

3.2.7.5 Provision and install terminal devices for the merchant upon approval of the application.

3.2.8 USWD agrees to deploy a fully configured merchant system within a period of ten (10) business days following the approval of the merchant application by the credit card processor used by USWD provided the quantity of hardware is less than twenty-five (25) units per occurrence. For any quantity above twenty-five (25) units, USWD agrees to schedule deployment in a timely manner with the retail merchant.

3.2.9 USWD agrees to submit a properly completed merchant application to the credit card processing company within two (2) days of the submission of the application from Bell Atlantic Mobile. The Credit Card Processing company will either approve or deny the merchant application within four (4) business days from submittal of the application to the Credit Card Processor unless the Credit Card Processor requires additional information or paperwork from the merchant, but in no event greater than fifteen (15) days from resubmital of the information..

3.2.10 USWD will ensure that terminal units are installed in merchant locations of the qualified and approved merchants within sixteen (16) business days from the time the completed application and applicable merchant application fees are delivered to the USWD representative unless the Credit Card Processor requires additional information or paperwork from the merchant, but in no event greater than fifteen (15) days from resubmital of the information. USWD will notify Bell Atlantic Mobile immediately of any conditions including but not limited to, manufacturing, change in credit card processor relationships, merchant terminal equipment compatibility and applications software, personnel, and business operations, that may cause delay in these time frames.

3.2.12  USWD  will  define  the  specific  time  interval  and   procedures  for
identifying escalating, and closing merchant troubles within 10 business days of execution of this agreement.

3.2.13 In order to ensure that Bell Atlantic Mobile will be able to comply with USWD requests for NEIs, USWD will periodically reserve additional NEIs in each Bell Atlantic Mobile market as defined in Bell Atlantic Mobile's methods and procedures attached to this Agreement.

3.2.14 In the event that a merchant is dissatisfied with the USWD solution sold to them, USWD will be responsible for remedying the situation to the satisfaction of the merchant. In such cases, USWD will notify Bell Atlantic Mobile in writing of such incident on a monthly basis and include the cause of the dissatisfaction and a description of the remedy taken to satisfy the merchant.

3.2.15 USWD will notify Bell Atlantic Mobile of any planned change in its standard processing rates and activation fees ten (10) days prior to making these rates available to any merchants under this program.

3.3 JOINT RESPONSIBILITIES
    ----------------------

3.3.1 Both parties may mutually agree to marketing and promotional programs to support this project that may include but not be limited to the following:

3.3.1.1 Joint sales collateral material includes, but is not limited to, data slicks, color brochures using both Bell Atlantic Mobile and USWD logos;

3.3.1.2 Direct mail campaigns and local advertising to generate leads for Bell Atlantic Mobile sales representatives;

3.3.1.3 Sales incentives/contests for Bell Atlantic Mobile representatives;

3.3.1.4 Public relations activities

3.3.1.5 Printing of all USWD developed sales materials for the Bell Atlantic Mobile sales representatives.

3.3.1.6 Tele-services programs to pre-qualify potential stationary merchants within Bell Atlantic Mobile's service area

3.3.2 Bell Atlantic Mobile has tested and approved the Solutions using the TRANZenabler units with USWD's existing credit card processor, NOVA Information Systems, Inc. Bell Atlantic Mobile reserves the right to test and approve any new or modified Solutions including the use of any new Credit Card Processor prior to any direct solicitation by Bell Atlantic Mobile representatives.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF USWD
            --------------------------------------

        USWD hereby represents and warrants to Bell Atlantic Mobile as follows:

4.1 Sufficient Rights; No Infringement. USWD owns the entire right, title and interest in and to the USWD Products, or has sufficient rights therein, to utilize the USWD Products for the purposes set forth herein. The USWD Products to be used in accordance with any arrangements contemplated by this Agreement do not infringe or violate any United States patents or any copyright, trademark, trade secret or other intellectual property rights and there are no claims of any such infringement or violation.

4.2 Authority. USWD has the requisite authority to enter into this Agreement and to perform all of its obligations hereunder.

4.3 USWD represents and warrants that Bell Atlantic Mobile shall have no registration, reporting, auditing or filing requirements in connection with any banking, credit card processing or other financial institution.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BELL ATLANTIC MOBILE
            ------------------------------------------------------

        Bell Atlantic Mobile hereby represents and warrants to USWD as follows:

5.1 Sufficient Rights; No Infringement. Bell Atlantic Mobile owns the entire right, title and interest in and to the Bell Atlantic Mobile Services and Bell Atlantic Mobile Technology, or has sufficient rights therein, to utilize the Bell Atlantic Mobile Services and the Bell Atlantic Mobile Technology for the purposes set forth herein. Neither the Bell Atlantic Mobile Services nor the Bell Atlantic Mobile Technology to be used in accordance with any arrangements contemplated by this Agreement infringe or violate any United States patents or any copyright, trademark, trade secret or any other intellectual property rights and there are no claims of any such infringement or violation.


5.2 Authority. Bell Atlantic Mobile has the requisite authority to enter into this Agreement and to perform all of its obligations hereunder.

ARTICLE 6 - SALES COMPENSATION
            ------------------

6.1 Within thirty (30) days after activation of a unit, USWD will pay to Bell Atlantic Mobile $## per unit activated per merchant ID for each of the first two
(2) units and thereafter $## per unit for each such merchant ID activated under this Agreement.

6.2 For each unit that is activated under this Agreement, commencing with the ##th month after activation, USWD will pay Bell Atlantic Mobile $# per unit per month for every merchant that has reached the threshold of greater than or equal to $## in credit sales or ############ transactions per month.

6.3 USWD will provide Bell Atlantic Mobile with monthly Sales and Activations reports indicating the following:

6.3.1 the number of units sold per merchant location
6.3.2 the NEI and merchant name for each NEI activated under this program 6.3.3 the date that the unit was successfully installed in the merchant location
6.3.4 the sales ID for the Bell Atlantic Mobile representative responsible for generating the application for the Solution and the date of installation of the merchant unit for each NEI activated.

6.4 Bell Atlantic Mobile shall have the right to audit all reports and data of USWD relating to sales and activations, names and merchant Ids, and the related transaction levels of merchants under Section 6.2 of this Agreement and all other information relevant to this Agreement, upon reasonable notice. USWD will further provide Bell Atlantic Mobile with reports of those merchants that have not been approved and the reasons for denial of the applications in each instance.

ARTICLE 7 - NON-DISCLOSURE
            --------------

7.1 Non-Disclosure of Agreements. Neither party will make any disclosure regarding the terms of this Agreement or the business arrangements described herein without obtaining the prior written consent of the other party; provided, however, that (i) the parties may communicate with Customers and Prospects to the extent reasonably required to perform hereunder (but will obtain prior written approval of the other party hereto before identifying such party in advertisements, mass mailings or general publicity); (ii) each party will be permitted to make such disclosures as are required by legal or regulatory requirements applicable to, and beyond the reasonable control of, the party; and
(iii) either party may disclose the terms of this Agreement and the business arrangements described herein to employees of their affiliates who have a need to know.

7.2 Confidential Information. The parties recognize that in the course of negotiating and performing this Agreement both parties have had and will continue to have access to certain confidential or proprietary information belonging to the other and each desires that any such confidential and proprietary information remain confidential. Each party agrees that, both during the term hereof and for a period of two (2) years after the termination of this Agreement such party will use the same means it uses to protect its own confidential proprietary information, but in no event less than reasonable means, to prevent the disclosure and to protect the confidentiality of both (i) written information received from the other party which is marked or identified as confidential, and (ii) oral or visual information identified as confidential at the time of disclosure which is summarized in writing and provided to the other party in such written form promptly after such oral or visual disclosure ("Confidential Information"). The foregoing will not prevent either party from disclosing Confidential Information which belongs to such party that is (i) already known by the recipient party without an obligation of confidentiality,

## CONFIDENTIAL TREATMENT HAS BEEN REQUESTED BY U.S. WIRELESS DATA, INC. FOR THIS PORTION OF THIS DOCUMENT PURSUANT TO COMMISSION RULES 24b-2 AND/OR 406. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

(ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party, (iv) independently developed by the recipient party without use of the other party's Confidential Information, (v) disclosed without similar restrictions to a third party by the party owning the Confidential Information, (vi) approved by the other party for disclosure, or (vii) required to be disclosed pursuant to a requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure.

7.3 Remedies. Each party acknowledges that the other would suffer irreparable damage in the event of any breach of the provisions of this Article 7. Accordingly, in such event, a party will be entitled to temporary, preliminary and final injunctive relief, as well as any other applicable remedies at law or in equity against the party who has breached or threatened to breach this
Article 7.

7.4 No Rights Granted. Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise in any Confidential Information disclosed to the receiving party. All Confidential Information shall remain the property of the disclosing party and shall be returned by the receiving party to the disclosing party upon request. All notes, abstracts, memoranda, or other documents prepared by receiving party which contain Confidential Information or any discussion thereof, shall be destroyed or returned to the disclosing party upon written request. If the parties hereto decide to enter into any licensing arrangement regarding any Confidential Information or present or future patent claims disclosed hereunder, it shall only be done on the basis of a separate written agreement between them. No disclosure of any Confidential Information hereunder shall be construed a public disclosure of such Confidential Information by either party for any purpose whatsoever.

7.5 Limitation on Obligations. The furnishing of Confidential Information hereunder shall not obligate either party to enter into any further agreement of negotiation with the other or to refrain from entering into an agreement or negotiation with any other party.

7.6 Public Relations. Neither party shall make any press releases, public references or engage in public relations activities with respect to this Agreement or reference this Agreement without the expressed written consent of the other party.

ARTICLE 9 - TERM AND TERMINATION
            --------------------

9.1 Subject to the termination provisions below, this Agreement shall take effect upon execution of this Agreement by the parties and shall continue for a period of two (2) year from the date hereof.

9.2 This Agreement may be terminated by either party with or without cause by giving thirty (30) days' prior written notice to the other (to the attention of the person signing this Agreement on behalf of such other party). Upon material breach or default under this Agreement by either party, if the other party gives notice of such breach or default the party in default will be required to submit to the other party a mutually agreed plan within ten (10) days to resolve the default then without limitation of any other remedy available hereunder, the non-defaulting party may terminate this Agreement immediately by delivery of a notice of termination simultaneously with the notice of default or at any time thereafter. If no plan is presented or agreed upon, the other party may terminate this Agreement without liability except for funds owed to a party prior to such termination. This Agreement may be immediately terminated without prior written notice at the option of Bell Atlantic Mobile in the event that USWD violates any of the conditions of Article 8 relating to the Confidential Information of Bell Atlantic Mobile or USWD shall have ceased business, been adjudged bankrupt or insolvent, made an assignment for the benefit of creditors, and/or filed for a petition in bankruptcy or reorganization.

9.3 Following expiration or termination of this Agreement, except for the obligations of the parties set forth in Section 9.5 below, the parties will have no further obligation or responsibility to each other.

9.4 No Waiver. The right of either party to terminate this Agreement hereunder shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

9.5 Survival of Obligations upon Expiration of Term or Termination of Agreement.

9.5.1 All obligations of the parties arising hereunder and relating to any Proposal or joint Customer relationship existing on the date of expiration or termination (other than obligations to recommend or jointly market each others Products and services) shall continue in full force and effect subsequent to and notwithstanding the termination or expiration of this Agreement until all such obligations are satisfied in full. The termination or expiration of this Agreement shall in no way affect the rights and obligations of Bell Atlantic Mobile and USWD under any then existing subcontracting agreement or similar form of agreement between the parties , except to the extent set forth therein.

9.5.2 All representations, warranties and covenants of the parties set forth in Section, Section, Section, Section shall survive the termination of this Agreement for a period of two (2) years (the "Two-Year Period"); provided, however, (i) if a claim or allegation of infringement of any U.S. patent or any trademark, copyright, trade secret or other intellectual property right is made during the Two-Year Period, then, with respect to such claim or allegation, the indemnification provisions of Section shall survive beyond the Two-Year Period and (ii) if a claim or demand covered by Section is made within the Two-Year
Period, then, with respect to such claim or demand, the indemnification provisions of Section shall survive beyond the Two-Year Period.

ARTICLE 10 - INDEMNIFICATION
             ---------------

10.1  Intellectual Property Indemnification.
      --------------------------------------

10.1.1 USWD shall defend, indemnify, and hold harmless Bell Atlantic Mobile, Bell Atlantic Mobile's parent and affiliated companies, and Bell Atlantic Mobile's customers (each, an "Indemnified Party") for any loss, damage, expense or liability that may result by reason of any infringement or claim or allegation of infringement of any U.S. patent or any trademark, copyright, trade secret or other intellectual property rights by any USWD Products furnished by USWD hereunder or as contemplated hereby and to pay costs, expenses, attorney's fees and damages resulting from any claim, suit, settlement or judgment provided that USWD is notified promptly in writing of the claim or suit and at USWD's request and at its expense is given control of said suit and, at USWD's expense, all reasonable requested assistance for defense of same. If a settlement or judgment involves a license, then USWD shall obtain for Indemnified Party and pay the cost of the license, so that USWD Products furnished hereunder or as contemplated hereby will be licensed.

10.1.2 If the use, manufacture or sale of any USWD Product furnished hereunder is claimed to infringe any U.S. patent or any trademark, copyright, trade secret or other intellectual property rights, at Indemnified Party's option and at no expense to Indemnified Party, USWD shall obtain for the Indemnified Party the right to use or sell said Product(s) or technology or shall substitute an equivalent Product reasonably acceptable to Indemnified Party and extend this indemnity thereto or shall accept the return of the Product(s) and reimburse Indemnified Party the purchase price therefor. This indemnity extends to any claim or suit based upon any infringement or alleged infringement of any patent, trademark, copyright, trade secret or other intellectual property rights by the reasonably foreseeable alteration by Indemnified Party of any USWD Products furnished by USWD and by the foreseeable combination of any USWD Products furnished by USWD and other elements.

10.1.3 USWD shall, at USWD's expense, respond to, and assist Indemnified Party to respond to, informal and formal allegations, notifications and claims of infringement in connection with the USWD Products furnished hereunder or as contemplated hereby and will assist Indemnified Party to evaluate the merits of any such allegations, notifications or claims.

10.1.4 USWD further agrees to coordinate, form, and cooperate in a joint defense with other vendors that supply Products to Indemnified Party that are alleged to commonly or in combination with the USWD Products furnished hereunder or as contemplated hereby, infringe. The joint defense shall, at its expense, retain independent outside counsel acceptable to Indemnified Party to coordinate defense activities. Indemnified Party retains the right to implead USWD in the event of a suit.

10.2    Payment of Taxes and Indemnification.
        -------------------------------------

10.2.1 Neither USWD nor its officers and directors and its associated personnel and employees (all hereinafter designated "employees") shall be deemed to be employees of Bell Atlantic Mobile, it being understood that USWD is an independent contractor for all purposes and at all times; and USWD shall be solely responsible for the withholding or payment of all Federal, State and local Personal Income Taxes, Social Security, Unemployment and Sickness Disability Insurance and other payroll taxes with respect to its employees, including contributions from them when and as required by law.

10.2.2 USWD shall defend, indemnify, and save harmless Bell Atlantic Mobile and its successors and assigns and its employees and agents and their heirs, legal representatives and assigns from any and all claims or demands whatsoever, including the costs, expenses and reasonable attorney's fees (including all costs and attorney's fees incurred in the enforcement of this indemnification).incurred on account thereof, that may be made by any person, specifically including, but not limited to, employees of the USWD, including but not limited to claims for bodily injury (including death to persons) or damage to property (including theft) occasioned by or alleged to have been occasioned by the acts or omissions of USWD, USWD Products, Solutions or Services its employees or persons furnished by USWD whether negligent or otherwise.

10.2.3 USWD will further indemnify, defend and hold harmless Bell Atlantic Mobile for any claims, liabilities, costs, fees, penalties or fines due to any actions by any of NOVA, MasterCard, VISA, Maverick or any other banking credit card processing, credit or financial institution based upon a claim against Bell Atlantic Mobile of violation of any rules, regulations, laws, ordinances or charters related to banking or credit card processing. Such claims may include, but are not limited to claims of failure to file any reports, or fulfilling any registration or audit obligations. This indemnification shall include any special, indirect, consequential or special damages, except for claims by Bell Atlantic Mobile of lost profits. 10.2.3 USWD represents and warrants to Bell Atlantic Mobile that all software, hardware and related services provided by USWD under this Agreement shall be "Year 2000 Compliant" meaning that (i) they will perform on and after January 1, 2000 in as good a manner as before such date, and (ii) they shall at all times manage, manipulate and report data involving dates (including the year 2000, dates before and after the year 2000, and single-century and multi-century formulas) without generating incorrect values or dates or causing an abnormally-ending scenario within an application.

10.2.4 USWD shall defend Bell Atlantic Mobile at Bell Atlantic Mobile's request, against any such liability, claim or demand described in the preceding paragraph. The foregoing indemnification shall apply whether USWD or Bell Atlantic Mobile defends such suit or claims and whether the death, injury or property damage is caused by the sole acts or omissions of USWD or by the concurrent acts or omissions of Bell Atlantic Mobile or USWD hereunder. Bell Atlantic Mobile agrees to notify USWD promptly of any written claim or demands against Bell Atlantic Mobile for which USWD is responsible hereunder.

ARTICLE 11 - GENERAL
             -------

11.1 Assignment. This Agreement is personal to each party hereto and neither may assign or otherwise transfer its rights or delegate its duties hereunder without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, either party may upon written notice to the other assign any of its rights or obligations hereunder to (i) an Affiliate of the assigning party or (ii) the purchaser of or successor in interest to all or substantially all of the assigning party's assets, unless (with respect to an assignment by USWD) in the reasonable judgment of Bell Atlantic Mobile the assignee is a competitor of Bell Atlantic Mobile, in which case the assignment by USWD shall not be valid or binding between the parties without Bell Atlantic Mobile's prior written consent.

11.2 Amendment. This Agreement and the Schedules and Exhibits attached hereto shall not be deemed or construed to be modified, amended, or waived, in whole or in part, except by written agreement duly executed by the parties to this Agreement.

11.3 Severability. In the event any provision hereof shall be deemed invalid or unenforceable by any court or governmental agency of competent jurisdiction, such provision shall be deemed severed from this Agreement and all remaining provisions shall be afforded full force and effect as if such severed provision had never been a provision hereof.

11.4 Execution. At the time of execution of this Agreement, the parties shall cause their authorized officers to execute two original copies of this Agreement. One executed copy together with one initialed copy of each schedule and attachment hereto shall be maintained by the parties at their respective offices.

11.5 Injunctive Relief. The parties recognize and agree that money damages are an inadequate remedy for breach of the provisions contained in Article 2 and
Article 7 above, and further recognize that such breach would result in irreparable harm to the party against whom such breach is committed. Therefore, in the event of a breach or threatened breach of any such provision, the breaching party may be enjoined from engaging in any activity proscribed by such provision by a court of competent jurisdiction. Injunctive relief pursuant to this Section shall be in addition to all remedies available at law or in equity to a party arising from a breach of such provisions by the other party.

11.6 Excused Performance. The parties shall not be liable for any failure to perform under this Agreement or any default due to fire, electrical failure, flood or similar act of God, embargo, or governmental restrictions which prevent the parties from performing in the normal and usual course of their businesses, provided they undertake diligent action to cure such failure and mitigate damage.

11.7 Headings. The headings of this Agreement are intended solely for the convenience of reference and shall be given no effect in the construction of this Agreement.

11.8 Number, Gender. The masculine, feminine, singular and plural of any word or words shall be deemed to include and refer to the gender and number appropriate in the context.

11.9 Notices. Except as otherwise provided in this Agreement, all notices or other communications which are required or permitted hereunder shall be in writing and shall be valid and sufficient if delivered by: a) registered or certified mail, postage prepaid; b) hand delivery; c) overnight courier prepaid; or d) via facsimile transmission upon electronic confirmation of receipt, as follows:

                To                      Bell Atlantic Mobile:
                                        180 Washington Valley Road
                                        Bedminster, NJ 07921
                                        Attn.:  Robert J. Hirsh, Director
                                                Wireless Data Distribution
                                        Phone: (908) 306-7520
                                        Facsimile: (908) 306-7541

                With a Copy to:         Bell Atlantic Mobile
                                        180 Washington Valley Road
                                        Bedminster, NJ 07921
                                        Attn.:          Steven Tugentman
                                                Legal Department
                                        Phone: (908) 306-7352
                                        Facsimile: (908) 306-6836

                To USWD:                US WIRELESS DATA INC
                                        2200 Powell Street, Suite 450
                                        Emeryville, CA 94608
                                        Attn.:  Mr. Clyde F. Casciato
                                                Vice President of Sales
                                        Phone:          510 596-2025
                                        Facsimile:

11.10 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be considered an original and which shall, taken together, constitute this Agreement.

11.11 No Third Party Beneficiaries. Except for the indemnification provisions contained in Section 10.1, nothing in this Agreement is intended or shall be construed or interpreted to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11.12 Governing Law. This Agreement shall be governed by the law of the State of New York without reference to its conflict of law rules. With respect to any judicial action which may arise under or with respect to this Agreement, each party agrees to waive trial by jury.

11.13 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to such subject matter, and there are no representations, understandings or agreements relating to this Agreement that are not fully expressed in this Agreement.

11.14 Procedure.

11.14.1 Each party shall appoint an individual from its organization to interface with the other party on any issues arising out of this Agreement, and shall promptly notify the other party of such appointment. 11.14.2 Bell Atlantic Mobile and USWD will jointly conduct an annual meeting to review performance and set objectives for the new year.

11.15 No Representations. Bell Atlantic Mobile shall not make any representations or warranties to third parties on behalf of USWD, and if any such representations or warranties are made they shall have no force or effect on USWD. USWD shall not make any representations or warranties to third parties on behalf of Bell Atlantic Mobile, and if any such representations or warranties are made they shall have no force or effect on Bell Atlantic Mobile.

11.16 Trademark Guidelines. Each party hereto shall comply with the other party's reasonable written guidelines with respect to the use of such other party's trademarks and/or service marks and for quality control in connection with such party's trademarked Products and/or service-marked services.

ARTICLE 12 - ACKNOWLEDGEMENTS AND REPRESENTATIONS.
             -------------------------------------

        USWD acknowledges that it has not received or relied upon, any guaranty, express or implied, as to the amount of commissions or other revenue that it may earn as a result of its relationship with Bell Atlantic Mobile. USWD represents and warrants that: 12.1 the execution, delivery and/or performance of this Agreement will not conflict with or result in any breach of any provision of the charter or by-laws of USWD or any agreement, contract or legally binding commitment or arrangement to which USWD is a party, and 12.2 USWD is not subject to any limitation or restriction (including, without limitation, noncompetition, and confidentiality arrangements) which would prohibit, restrict or impede the performance of any of USWD's obligations under this Agreement.

        This Agreement does not constitute a joint venture, partnership, employment, or similar relationship among the parties, and, unless authorized in writing, neither Bell Atlantic Mobile nor USWD shall make any express or implied agreements, guarantees or representations, or incur any indebtedness or obligations, in the name of or on behalf of the other.

ARTICLE 13 - INDEPENDENT INVESTIGATION.
             --------------------------

                BELL ATLANTIC  MOBILE AND USWD  ACKNOWLEDGE  THEY HAVE READ THIS
AGREEMENT  AND  UNDERSTAND  AND  ACCEPT  THE TERMS,  CONDITIONS,  AND  COVENANTS
CONTAINED HEREIN AS BEING REASONABLY NECESSARY TO MAINTAIN BELL ATLANTIC MOBILE'S HIGH STANDARDS FOR SERVICE. USWD ACKNOWLEDGES AND UNDERSTANDS THAT BELL ATLANTIC MOBILE MAY AT ANY TIME ALSO BE ENGAGED DIRECTLY OR INDIRECTLY THROUGH ITS DIRECT SALES FORCE, AGENTS, OTHER RETAILERS, OR OUTLETS OF ANY KIND, IN SOLICITING POTENTIAL SUBSCRIBERS FOR THE SERVICE OR OTHER SERVICES OR PRODUCTS OR FOR THE SALE, LEASE, INSTALLATION, REPAIR, OR SERVICING OF EQUIPMENT IN THE MARKET. USWD ALSO ACKNOWLEDGES AND UNDERSTANDS THAT BELL ATLANTIC MOBILE MAY SELL THE SERVICE TO OTHERS WHO MAY RESELL IT. USWD HAS INDEPENDENTLY
INVESTIGATED   THE  CELLULAR   SERVICE  OR  EQUIPMENT  SALES  BUSINESS  AND  THE
PROFITABILITY (IF ANY) AND RISKS THEREOF AND IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE, OR STATEMENT OF BELL ATLANTIC MOBILE OTHER THAN AS SET FORTH IN THIS AGREEMENT.

                IN PARTICULAR, USWD ACKNOWLEDGES THAT BELL ATLANTIC MOBILE HAS NOT REPRESENTED: (A) USWD'S PROSPECTS OR CHANCES FOR SUCCESS SELLING SERVICES UNDER THIS AGREEMENT; (B) THE TOTAL INVESTMENT THAT USWD MAY NEED TO MAKE TO OPERATE UNDER THIS AGREEMENT (BELL ATLANTIC MOBILE DOES NOT KNOW THE AMOUNT OF THE TOTAL INVESTMENT THAT MAY BE REQUIRED FOR THIS PURPOSE); OR (C) THAT IT WILL LIMIT ITS EFFORTS TO SELL SERVICE OR ESTABLISH OTHER AGENTS OR RETAILERS IN THE AREA.

                USWD ALSO ACKNOWLEDGES THAT BELL ATLANTIC MOBILE HAS NOT REPRESENTED TO IT THAT: (A) BELL ATLANTIC MOBILE WILL PROVIDE LOCATIONS OR ASSIST USWD TO FIND LOCATIONS TO PROMOTE THE SALE OF SERVICE UNDER THIS AGREEMENT; (B) BELL ATLANTIC MOBILE WILL PURCHASE ANY PRODUCTS MADE BY USWD THAT ARE IN ANY WAY ASSOCIATED WITH THE SERVICE SOLD BY USWD UNDER THIS AGREEMENT;
(C) USWD WILL DERIVE INCOME FROM THE SALE OF BELL ATLANTIC MOBILE'S SERVICES UNDER THIS AGREEMENT, OR BELL ATLANTIC MOBILE WILL REFU ANY PAYMENTS MADE BY USWD TO BELL ATLANTIC MOBILE UNDER THIS AGREEMENT; OR (D) BELL ATLANTIC MOBILE WILL PROVIDE A SALES OR MARKETING PROGRAM THAT WILL ENABLE USWD TO DERIVE INCOME UNDER THIS AGREEMENT.

                USWD FURTHER ACKNOWLEDGES THAT BELL ATLANTIC MOBILE HAS NOT MADE ANY REPRESENTATIONS REGARDING: (A) THE QUANTITY OR QUALITY OF SERVICE TO BE SOLD BY USWD OTHER THAN AS STATED IN THIS AGREEMENT; (B) THE PROVISION BY BELL ATLANTIC MOBILE TO USWD OF TRAINING AND MANAGEMENT ASSISTANCE; (C) THE AMOUNT OF PROFITS, NET OR GROSS, THAT USWD CAN EXPECT FROM ITS OPERATIONS UNDER THIS AGREEMENT; (D) THE SIZE (OTHER THAN THE GEOGRAPHIC AREA), CHOICE POTENTIAL, OR DEMOGRAPHIC NATURE OF THE MARKET IN WHIC BELL ATLANTIC MOBILE'S SERVICE IS AVAILABLE OR THE NUMBER OF OTHER RETAILERS OR AGENTS THAT ARE OR MAY IN THE FUTURE OPERATE IN THAT AREA, OR (E) THE TERMINATION, TRANSFER OR RENEWAL PROVISIONS OF THIS AGREEMENT OTHER THAN AS SET FORTH IN THE AGREEMENT. USWD ACKNOWLEDGES THAT IT UNDERSTANDS THAT IT WILL NOT OBTAIN ANY EXCLUSIVE RIGHTS UNDER THIS AGREEMENT EITHER WITH RESPECT TO TERRITORY OR OTHERWISE, AND UNDERSTANDS THAT BELL ATLANTIC MOBILE MAY APPOINT OTHER AGENTS OR RETAILERS IN THE MARKET AFFECTED BY THIS AGREEMENT. USWD ALSO ACKNOWLEDGES THAT BELL ATLANTIC MOBILE CANNOT CALCULATE IN ADVANCE THE TOTAL AMOUNT THAT BELL ATLANTIC MOBILE WILL PAY TO USWD UNDER THIS AGREEMENT AS THAT AMOUNT DEPENDS ON THE QUANTITY OF SERVICE THAT SUBSCRIBERS PURCHASE FROM BELL ATLANTIC MOBILE. ARTICLE 14 - LIMITED LIABILITY

        BELL ATLANTIC MOBILE SHALL NOT BE LIABLE TO USWD FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, LOST BUSINESS, OR OTHER COMMERCIAL OR ECONOMIC LOSS, WHETHER SUCH DAMAGES ARE CLAIMED FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE AND WHETHER OR NOT BELL ATLANTIC MOBILE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
ARTICLE 15 - RESOLUTION OF DISPUTES/ARBITRATION 15.1 The parties agree and acknowledge that as a precondition to pursuing any type of claim against the other party arising from this Agreement, or any previous or other Agreement between the parties, irrespective of the claim or cause of action, the aggrieved party shall provide the other party with written notice. The parties shall subsequently, and within thirty (30) days of such notice, negotiate in good faith a resolution of the alleged claim and type of remedy sought.

15.2 Any disputed claim or other such dispute arising out of or related to this Agreement or any previous or other Agreement between the parties which cannot be resolved by subsection 14.1 above, shall be settled by binding arbitration. The parties further agree that judgement may be entered upon the award in any court having jurisdiction thereof.

15.3 If either party commences arbitration in the manner described above, the dispute will be subject to expedited, binding arbitration before one (1) independent arbitrator familiar with the wireless telecommunications industry. Such arbitration shall be held in New York City, New York pursuant to the American Arbitration Association ("AAA") Rules in effect at the time of the dispute. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within fourteen (14) days after the date of the notice referred to above, the selection shall be made by AAA pursuant to the AAA Rules. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. The arbitrator shall have the authority to require the submission (at hearing or otherwise) of such documents, information, testimony, and other items as the arbitrator may deem necessary to make a fair and reasonable decision. The findings of the arbitrator may not change the express terms of this Agreement and shall be consistent with the arbitrator's understanding of the findings a court of proper jurisdiction would make in applying the applicable law to the facts underlying the dispute. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expense of the arbitrator shall be shared equally; provided, however, that if in the opinion of the arbitrator any party's delay in the arbitration process was unreasonable, the arbitrator may assess, as part of the award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party causing such unreasonable delay. In no event whatsoever shall such an arbitration award include an award of punitive damages and the parties hereby waive the right to recover punitive damages. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section 14 are pending. The parties will take such actions, if any, required to effectuate such tolling. The parties will not be prohibited from seeking injunctive relief to preserve the status quo pending resolution under this provision. The arbitration shall be governed by the United States Arbitration Act, 9 USC 1-16, as amended. In the event of any conflict between the United States Arbitration Act and the AAA, the AAA shall govern.

15.4 ALL DISCUSSIONS AND DOCUMENTS PREPARED PURSUANT TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE INCLUDING THE APPLICABILITY OF FEDERAL AND STATE COURT RULES.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in counterparts on the day and year written below.


CELLCO PARTNERSHIP
by Bell Atlantic Mobile, Inc.
its managing general partner                        US WIRELESS DATA INC

By: /s/ Jack Plating                                By: /s/ Clyde F. Casciato
    --------------------                                ----------------------
Name: Jack Plating                                  Name:Clyde F. Casciato
Title: EVP & COO                                    Title: Vice President, Sales

Date:  3/23/98                                      Date:  March 20, 1998

EXHIBIT A


BELL ATLANTIC MOBILE PRIMARY SERVING MARKETS

Market Name

MSAs Licensed

New  York/New  Jersey  MSA
Philadelphia,   PA-NJ  MSA
Washington,   DC-MD  MSA
Pittsburgh, PA MSA
Baltimore, MD MSA
Allentown,  PA-NJ MSA
New Brunswick, NJ MSA
Wilmington,  DE-NJ MSA
Long  Branch,  NJ MSA
Reading,  PA MSA
Trenton,  NJ MSA
Atlantic  City,  NJ MSA
Vineland,  NJ MSA
Boston,  MA MSA
Manchester,  NH MSA
Poughkeepsie,  NY MSA
Orange,  NY MSA
Glen  Falls  NY MSA
Burlington,  VT MSA
Providence, RI MSA
New Haven, CT MSA
Charlotte, NC MSA
Springfield, MA MSA
Greenville, SC MSA
New Bedford, MA MSA
Columbia, SC MSA
New London-Norwich, CT MSA
Hickory, NJ MSA
Pittsfield, MA MSA
Anderson, SC MSA
Hartford, CT MSA

RSAs Licensed

Delaware 1 - KENT
Georgia 2 - DAWSON
Maryland 2 - KENT
Maryland 3 - FREDERICK
New Jersey 1 - HUNTERDON
New Jersey 2 - OCEAN
New Jersey 3 - SUSSEX
Pennsylvania 2  -  MCKEAN
Pennsylvania  6  -  LAWRENCE (B2)
Pennsylvania  7  -  JEFFERSON
Pennsylvania 9 - GREENE
Pennsylvania 11 - HUNTINGDON
North Carolina 1 - CHEROKEE
Massachusetts  2 -  BARNSTABLE
New  Hampshire 2 - CARROLL  Vermont 1 - FRANKLIN
Vermont 2 - ADDISON

Connecticut 2 - WINDHAM
North Carolina 1 - CHEROKEE
North Carolina 4 - HENDERSON
North  Carolina 5 - ANSON
North  Carolina 15 - CABARRUS
Rhode Island 1 - NEWPORT
South  Carolina  1 - OCONEE
South  Carolina  2 -  NEWBERRY
South  Carolina 3 - CHEROKEE
South  Carolina 7 - CALHOUN
South  Carolina 9 - LANCASTER
Virginia 1 - LEE
Virginia 10 -  FREDERICK (B1)
Virginia 11 - MADISON
Virginia 12 - CAROLINE
West Virginia 1 - MASON
West Virginia 2 - WETZEL

Affirmative Action Exhibit B

An Equal Opportunity Employer


                    NON-DISCRIMINATION COMPLIANCE AGREEMENT

To the extent this contract is subject to them, Contractor shall comply with the applicable provisions of the following: Exec. Order No. 11246, Exec. Order No. 11625, Exec. Order No. 12138, Exec. Order No. 11701, Exec. Order No. 11758,
Section 503 of the Rehabilitation Act of 1973, Section 402 of the Vietnam Era Veterans' Readjustment Assistance Act of 1974 and the rules, regulations and relevant Orders of the Secretary of Labor pertaining to the Executive Orders and Statutes listed above. The following table describes the clauses which are included in the contract.

                        Annual Contract Value   Clauses

                        Under $2,500            5*
                        $2,500 - $10,000        5*, 8
                        $10,000 - $50,000       1,2,5*,6,7,8,9
                        $50,000 - $500,000      1,2,3**,4**,5,6,7,8,9
                        Over $500,000           1,2,3**,4**, 5,6,7,8,9***

1.  Equal Employment Opportunity Provisions
     In accordance with Executive Order 11246, dated September 24, 1965, and Subpart 22.8 of Subchapter D of Chapter 1 of Title 48 of the Code of Federal Regulations as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of government contracts and subcontracts.

2.  Certification of Non-segregated Facilities
     The Contractor certifies that it does not and will not maintain any facilities it provides for its employees in a segregated manner, or permit its employees to perform their services at any location under its control where segregated facilities are maintained; and that it will obtain a similar certification prior to the award of any nonexempt subcontract.

3.  Certification of Affirmative Action Program
        The Contractor affirms that it has developed and is maintaining an Affirmative Action Plan as required by Subpart 22.8 of Subchapter D. of Chapter 1 of Title 48 of the Code of Federal Regulations.

4.  Certification of Filing of Employer Information Reports
     The Contractor agrees to file annually on or before the 31st of March complete and accurate reports on Standard Form 100 (EEO-1) or such forms as may be promulgated in its place.

5.   Utilization of Small Business Concerns and Small  Disadvantage  Business
Concerns

     (a) It is the policy of the United States that small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency.

     (b) The Contractor hereby agrees to carry out this policy in the awarding of subcontractors to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

     (c) As used in this contract, the term "small business concern" shall mean a small business as defined pursuant to Section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern.

               (1) Which is at least 51 percent owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 percent of the stock of which is owned by one or more socially and economically disadvantaged individuals; and


 *Applies only if contract has further subcontracting opportunities.
 **Applies only to businesses with 50 or more employees.
***Contractor must also adopt and comply with a small business disadvantaged business subcontracting plan pursuant to Title 48 of the Code of Federal Regulations.

               (2) Whose management and daily business operations are controlled by one or more of such individuals;.

The Contractor shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic American, Native Americans, Asian-Pacific Americans, Asian-Indian Americans and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to section 8(a) of the Small Business Act.

     (d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.

6.  Utilization of Women-Owned Small Businesses

     (a)  "Women-Owned  small  businesses,"  as  used  in  this  clause,   means
          businesses that are at least 51 percent owned by women who are United States citizens and who also control and operate the business.

          "Control," as used in this clause, means exercising the power to make policy decision.

          "Operate," as used in this clause, means being actively involved in the day-to-day management of the business.

     (b)  It  is  the  policy  of  the  United  States  that  women-owned  small
          businesses   shall  have  the  maximum   practicable   opportunity  to
          participate in performing contracts awarded by any Federal agency.

     (c) The Contractor agrees to use its best efforts to give women-owned small business the maximum practicable opportunity to participate in the subcontracts it awards to the fullest extent consistent with the efficient performance of its contract.

7. Affirmative Action for Special Disabled Veterans and Veterans of the Vietnam Era

        In accordance with Exec. Order 11701, dated January 24, 1973, and subpart 22.13 of Subchapter D of Chapter 1 of Title 48 of the Code of Federal Regulations, as may able amended from time to time, the parties incorporate herein by the reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

8.  Affirmative Action for Handicapped Workers
        In accordance with Exec. Order 11758, dated January 15, 1974, and Subpart 221.4 of Subchapter D of Chapter 1 of Title 48 of the code of Federal Regulations as may be amended from time to time, the parties incorporate herein by this reference the regulations and contract clauses required by those provisions to be made a part of Government contracts and subcontracts.

9. Employment  Reports on Special Disabled  Veterans and Veterans of the Vietnam
   Era

        (a) The contractor agrees to report at least annually, as required by the Secretary of Labor, on:

               (1) The number of special disabled veterans and the number of veterans of the Vietnam era in the workforce of the contractor by job category and hiring location; and

               (2) The total number of new employees hired during the period covered by the report, and of that total, the number of veterans of the Vietnam era.

        (b) The above items shall be reported by completing the form entitled "Federal Contractor Veterans" Employment Report VETS-100."

        (c) Reports shall be submitted no later than March 31 of each year beginning March 31, 1988.

        (d) The employment activity report required by paragraph (a)(2) of this section shall reflect total hires during the most recent 12-month period as of the ending date selected for the employment profile report required by paragraph
(a)(1) of this section. Contractors may select an ending date:(1) as of the end of any pay period during the period January through March 1st of the year the report is due, or (2) as of December 31, if the contractor has previous written approval form the Equal Employment Opportunity Commission to do so for purposes of submitting the Employer Information Report EEO-1 (Standard Form 100).

        (e) The count of veterans reported according to paragraph (a) above shall be based on voluntary disclosure. Each contractor subject to the reporting requirements at 38 U.S.C. 2012(d) shall invite all special disabled veterans and veterans of the Vietnam era who wish to benefit under the affirmative action program at 38 U.S.C. 2012 to identify themselves to the contractor. The invitation shall state that the information is voluntarily provided, that the information will be kept confidential, that disclosure or refusal to provide the information will not subject the applicant or employee to any adverse treatment, and that the information will be used only in accordance with the regulations promulgated under 38 U.S.C. 2012. Nothing in this paragraph (e) shall relieve a contractor from liability for discrimination under 38 U.S.C. 2012.

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